LOAN CONVERSION AGREEMENT

THIS LOAN CONVERSION AGREEMENT (the "Agreement") is entered into as of March 5, 2001 (the "Effective Date") by and between Lutz Family Trust ("Lender") whose address is 71 Biltmore Estates, Phoenix, AZ 85016, and Skinvisible, Inc., a Nevada corporation (the "Company"), whose address is 6320 South Sandhill Road, Suite 10, Las Vegas, NV 89120.

WHEREAS, on January 23, 2001, the Lender loaned the sum of Five Hundred Thousand Dollars ($500,000), (the "Principal") to the Company in the form of an unsecured debt at the rate of 10% per annum simple interest.

WHEREAS, on March 5, 2001, the Company paid to Lender the sum of Five Thousand Seven Hundred Fifty Three dollars and 43 cents ($5,753.43) for interest accrued from January 23, 2001 to March 5, 2001.

WHEREAS, both Lender and Company wish to convert the Principal amount of the loan into subscription funds for Shares of Common Stock of Skinvisible, Inc. per the terms and conditions of the Skinvisible, Inc. Private Offering Memorandum dated March 1, 2001 (the "Offering").

NOW THEREFORE, in consideration of the covenants contained herein, the above recitals and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:

The Company and Lender will accept the conversion of the Principal of the loan to subscription funds for the Offering referenced above.

IN WITNESS WHEREOF, the parties, intending to be bound hereby, have executed this Agreement as of the date first written above.


LUTZ FAMILY TRUST

/s/ Robert F. Lutz
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By:  Robert F. Lutz, Trustee


SKINVISIBLE, INC.

/s/ Terry Howlett
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By:  Terry Howlett, President